UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 2, 2007

Alon USA Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32567	74-2966572
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7616 LBJ Freeway, Suite 300, Dallas, Texas		75251
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(972) 367-3600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 2, 2007, Alon USA Energy, Inc. (the "Company") agreed to acquire Skinny’s, Inc., a Texas corporation ("Skinny’s"), pursuant to, and subject to the conditions set forth in, an Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, Skinny’s, Alon USA Interests, LLC and ALOSKI, LLC. Skinny’s owns and operates 102 FINA-branded convenience stores in Central and West Texas. The purchase price for Skinny’s consists of approximately $70 million in cash subject to certain post-closing adjustments.

The completion of the Skinny’s transaction is subject to the satisfaction of customary closing conditions, including the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

A copy of the Merger Agreement is attached hereto as Exhibit 10.1, and is incorporated herein by reference. The foregoing description of the Merger Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the full text of the Merger Agreement.

The press release issued by the Company on March 5, 2007 with respect to the entry into the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alon USA Energy, Inc.

March 5, 2007	By:	Harlin R. Dean

Name: Harlin R. Dean
Title: Vice President, Secretary and Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Agreement and Plan of Merger, dated March 2, 2007, by and among Alon USA Energy, Inc., Alon USA Interests, LLC, ALOSKI, LLC, Skinny’s, Inc. and the Davis Shareholders (as defined therein).
99.1	Press Release, dated March 5, 2007.